Exhibit 10.2b
                                                                   -------------


                             EMPIRE MINERALS CORP.




September 5, 2007

Mr. Wenqin Zhang
Diying (Tianjin) Mining Science and Technology Development, Co., Ltd.
4, 8th Road
Dazhigu, Hedong District
Tianjin, China 300170

Dear Mr. Zhang:

This letter serves as an amendment to our Joint Venture Agreement ("Agreement"), dated November 21, 2006, between Empire Minerals Corp ("Company") and Diying (Tianjin) Mining Science and Technology Development Co. ("Diying").

As of today, the capital contribution of Diying, which is in the form of transfers of mineral resources exploration licenses into the Joint Venture, has not been completed. The Company is hereby granting Diying with an extension to complete the transfer of the licenses until October 15, 2007.

Sincerely,


/s/ Diego E. Roca
Diego E. Roca
Chief Financial Officer

DER/der